UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2010, Flotek and a company controlled by John W. Chisholm, President and Chairman of the Board of Directors (the “Chisholm Company”), entered into the Second Amended and Restated Service Agreement (the “Service Agreement”), pursuant to which the Chisholm Company agreed to continue to provide the services of Mr. Chisholm to Flotek. The Service Agreement provides that Flotek will pay the Chisholm Company an aggregate of $42,000 per month as consideration for the provision of Mr. Chisholm’s services.

Pursuant to the terms of the Service Agreement, Flotek granted Mr. Chisholm options to purchase 300,000 shares of Flotek common stock and issued Mr. Chisholm 300,000 shares of Flotek restricted stock. In addition, the Chisholm Company will be eligible to receive certain target bonuses for each of the years 2010, 2011 and 2012.

Mr. Chisholm will provide his services to Flotek under the Service Agreement until December 31, 2012, at which time the term will be automatically extended for successive 12-month periods unless otherwise terminated. Flotek may terminate the Service Agreement at any time and for any reason with or without Cause (as defined in the Service Agreement) and the Chisholm Company may terminate the Service Agreement for Good Reason (as defined in the Service Agreement). Upon termination of the Service Agreement by Flotek without Cause (but not in connection with a Change of Control) or by the Chisholm Company for Good Reason, the Chisholm Company will be entitled to receive severance compensation equal to the base compensation and target bonus in effect for the year in which the termination occurs. If the Service Agreement is terminated by Flotek without Cause or by the Chisholm Company for any reason as an integral part of or within six months after a Change of Control (as defined in the Service Agreement), the Chisholm Company will be entitled to receive severance compensation equal to two times the base compensation and target bonus in effect for the year in which the Change of Control occurs. If the Service Agreement is terminated by Flotek with Cause, or due to the death or disability of Mr. Chisholm, the Chisholm Company will be entitled to receive the base compensation earned and payable through the date of termination. The Service Agreement also contains certain non-solicitation restrictions for a period of 24 months following the date of termination of the Service Agreement.

Contemporaneous with Flotek’s entry into the Service Agreement with the Chisholm Company, Flotek and John Chisholm entered into a Letter Agreement, dated November 10, 2010 (the “Letter Agreement”), pursuant to which Flotek agreed to employ Mr. Chisholm for a term equal to the term provided for in the Service Agreement. Pursuant to the terms of the Letter Agreement, Flotek will pay Mr. Chisholm a monthly salary of $4,000. Mr. Chisholm is subject to certain confidentiality obligations and non-solicitation restrictions for a period of 24 months following the date of termination of the Letter Agreement.

On November 10, 2010, the Board of Directors appointed Johnna Kokenge to serve as Chief Accounting Officer of Flotek. Ms. Kokenge, age 40, previously served as Flotek’s Vice President, Corporate Controller, from March 29, 2010 until November 10, 2010. Prior to joining Flotek, Ms. Kokenge, as managing member of Kokenge Consulting, LLC, provided contract services to a variety of energy clients from February 2006 through March 2010. In a contract capacity, Ms. Kokenge acted as CFO, from February 2006 through December 2009, of a number of Enron Wind partnerships, and was responsible for managing, operating and liquidating over 150 domestic and international wind business subsidiaries of Enron Corp. and its affiliates. Concurrently, from May 2009 through December 2009, Ms. Kokenge was Acting Controller for Hawk Field Services, a start-up, mid-stream, gas-gathering company, and wholly-owned subsidiary of Petrohawk Energy Corporation. From December 1999 through January 2006, Ms. Kokenge served as a Director of Accounting/Transaction Structuring for Enron Corp. and affiliates, providing strategic and liquidation/divestiture structuring alternatives. Ms. Kokenge is a certified public accountant and a Magna Cum Laude graduate of Texas A&M University with a Bachelor of Business Administration – Accounting degree. Ms. Kokenge is a native Houstonian and remains a resident of Houston, Texas.

There are no arrangements or understanding between Ms. Kokenge and Flotek or any other persons pursuant to which Ms. Kokenge was selected as an officer. Ms. Kokenge does not have a family relationship with any director or officer of Flotek. There are no relationships or related transactions between Ms. Kokenge and Flotek of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Kokenge’s appointment as Chief Accounting Officer of Flotek, she received a raise to an annual salary of $215,000 and a grant of 100,000 shares of Flotek restricted stock. Ms. Kokenge is not currently a party to an employment agreement with Flotek, but Flotek and Ms. Kokenge are negotiating the terms of an employment agreement and expect to enter into one in due course.

On November 10, 2010, Flotek granted Mr. Steve Reeves, Executive Vice President, Business Development and Special Projects, 150,000 shares of Flotek restricted stock.

Item 7.01	Regulation FD Disclosure.

On November 16, 2010, Flotek issued the attached press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Service Agreement, dated as of November 10, 2010, between Flotek Industries, Inc. and Protechnics II, Inc.

10.2	Letter Agreement, dated as of November 10, 2010, between Flotek Industries, Inc. and John Chisholm.

99.1	Press Release dated November 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: November 16, 2010	By:	/S/ JESSE E. NEYMAN
Jesse E. Neyman
Executive Vice President, Finance and
Strategic Planning

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Service Agreement, dated as of November 10, 2010, between Flotek Industries, Inc. and Protechnics II, Inc.

10.2	Letter Agreement, dated as of November 10, 2010, between Flotek Industries, Inc. and John Chisholm.

99.1	Press Release dated November 16, 2010